Exhibit 10.1

August 14, 2025

Investcorp Europe Acquisition Corp I

Cricket Square Century Yard Elgin Avenue

PO Box 1111 George Town,

Grand Cayman KY1-1102 Cayman Islands

Attn: Vikas Mittal

Email: vik@meteoracapital.com

Re:       Termination of Merger Agreement

Ladies and Gentlemen:

Reference is hereby made to the Agreement and Plan of Merger, dated May 27, 2025 (the “Merger Agreement”), by and among (i) Investcorp Europe Acquisition Corp. I, a Cayman Islands exempted company f/k/a Investcorp Asia Acquisition Corp I (“Investcorp”); (ii) Vikas Mittal, in the capacity as the representative for the stockholders of Investcorp and their successors and assignees); (iii) Investcorp Merger Sub, LLC, a Delaware limited liability company and a wholly owned Subsidiary of Investcorp,; (iv) Nexx HoldCo, LLC, a Delaware limited liability company (“Company”); (v) Michael Hanlon, in the capacity as the representative for the members of the Company and their successors and assignees); and (vi) Hanire LLC, a Delaware limited liability company. Capitalized terms used and not defined herein shall have the meanings set forth in the Merger Agreement.

Investcorp and Company have mutually agreed that the Merger Agreement replaced and superseded any letter of intent, or similar preliminary agreement, previously entered into between the parties with respect to the transactions contemplated by the Merger Agreement. Pursuant to Article 7.1(a) of the Merger Agreement, Investcorp and Company mutually agree to no longer actively pursue the transactions contemplated by the Merger Agreement and waive all notice or other procedural requirements contemplated in such Article, and therefore, that the Merger Agreement is terminated effective immediately.

For the avoidance of doubt, in accordance with Sections 7.2 and 7.3 of the Merger Agreement, (i) subject to the limited exceptions outlined in 7.2 regarding, among other things, confidentiality obligations, the Merger Agreement shall hereafter be (A) deemed void and (B) all rights and obligations of the parties thereto ceased, (ii) there shall be no Liability on the part of any such party thereto or their representatives, and (iii) all fees and expenses incurred in connection with the Merger Agreement or the transactions contemplated therein will be paid by the party incurring such expenses.

This letter shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to its conflict of law rules or principles.

Very truly yours,

NEXX HOLDCO, LLC

By BDH Partners LLC, its sole member

By:	/s/ Michael Hanlon
Name:	Michael Hanlon
Title:	Member

Agreed and accepted as of the date first set forth above:

INVESTCORP EUROPE ACQUISITION CORP I,

By:	/s/ Vikas Mittal
Name:	Vikas Mittal
Title:	CEO